EXHIBIT 10.66

2009 Base Salaries, 2009 Target Incentive Opportunity

Percentages and 2009 Equity Awards for Named Executive Officers

Named Executive Officer	2009 Base Salary	2009 Target Incentive Award Opportunity (% of base salary)	2009 Equity Awards
			Stock Options (#)	Performance Units (#)
Myron E. Ullman, III Chairman and Chief Executive Officer	$1,500,000	125%	255,183	149,161
Robert B. Cavanaugh Executive Vice President, Chief Financial Officer	$700,000	75%	115,630	N/A
Ken C. Hicks President and Chief Merchandising Officer	$900,000	100%	264,354	N/A
Michael T. Theilmann Executive Vice President, Chief Human Resources and Administration Officer	$600,000	75%	100,877	N/A
Thomas M. Nealon Executive Vice President, Chief Information Officer	$525,000	50%	59,809	N/A